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                                                                    Exhibit 4.14



                            INVESTOR RIGHTS AGREEMENT

                  THIS INVESTOR RIGHTS AGREEMENT, dated as of July 18, 2001, between RealNetworks, Inc., a Washington corporation (the "Purchaser"), and On2 Technologies, Inc., a Delaware corporation (the "Company").

                  WHEREAS, the parties hereto have entered into a Common Stock Purchase Agreement, dated as of July 18, 2001 (the "Purchase Agreement"). Terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement. Pursuant to the Purchase Agreement, the Purchaser has agreed to purchase the Purchased Shares and Warrants;

                  WHEREAS, the Company desires to grant to the Purchaser the registration rights set forth herein with respect to the Purchased Shares and the Common Stock underlying the Warrants (collectively, the "Securities") and the other rights set forth herein;

                  WHEREAS, the Company and the Purchaser have also entered into a Licensing Agreement, dated the date hereof (the "Licensing Agreement").

                  WHEREAS, each of the parties hereto acknowledges and agrees that the execution and delivery of the Purchase Agreement and the Licensing Agreement by such party is a material term, condition and inducement to the other party to enter into this Agreement.

                  NOW, THEREFORE, the parties hereto mutually agree as follows:

                  SECTION 1. REGISTRABLE SECURITIES. As used herein the term "Registrable Security" means the Securities until (i) all Securities have been disposed of pursuant to the Registration Statement (as defined herein), (ii) all Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) ("Rule 144") under the Securities Act of 1933, as amended (the "Securities Act"), are met,
(iii) all Securities have been otherwise transferred to persons who may trade such Securities without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such Securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, all Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be deemed to be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement.

                  SECTION 2. RESTRICTIONS ON TRANSFER. The Purchaser acknowledges and understands that in the absence of an effective Registration Statement authorizing the resale of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144.

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The Purchaser understands that no disposition or transfer of the Securities may be made by Purchaser in the absence of (i) an opinion of counsel to the Purchaser, in form and substance reasonably satisfactory to the Company, that such transfer may be made without registration under the Securities Act or (ii) such registration.

                  With a view to making available to the Purchaser the benefits of Rule 144, the Company agrees to:

                  (a) comply with the provisions of paragraph (c)(1) of Rule 144; and

                  (b) file with the Securities and Exchange Commission (the "Commission") in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of the Purchaser, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.

                  Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws or otherwise):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION.

THE SALE, ASSIGNMENT, TRANSFER, PLEDGE AND OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE INVESTOR RIGHTS AGREEMENT (THE "INVESTOR RIGHTS AGREEMENT"), DATED JULY 18, 2001. A COPY OF THE INVESTOR RIGHTS AGREEMENT IS ON FILE WITH THE CORPORATE SECRETARY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. A COPY THEREOF MAY BE OBTAINED AT NO COST UPON WRITTEN REQUEST THEREFOR MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE CORPORATE SECRETARY AT THE PRINCIPAL OFFICES OF THE COMPANY.

                  The Purchaser consents to the Company's making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in this Agreement.

                  SECTION 3. REGISTRATION RIGHTS WITH RESPECT TO THE SECURITIES.

                  (a) PIGGYBACK REGISTRATION.


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                  (i) NOTICE. If at any time or from time to time the Company shall determine to register any shares of Common Stock for its own account or the account of any person who holds securities of the Company that are "restricted securities" under Rule 144, other than (A) a registration on Form S-4 or S-8 or another form not generally available for registering the Restricted Securities for sale to the public or (B) any registration comprised in whole or in substantial part of shares underlying stock options or restricted shares issued under an incentive compensation plan that has been adopted by the Company or its predecessor, the Company will give to the Purchaser notice as soon as practicable prior to filing the registration statement and include in such registration all Registrable Securities specified in one or more written requests which have been made within ten business days after receipt of such written notice from the Company by the Purchaser, except as set forth in Section 3(a)(ii).

                  (ii) REGISTERED PUBLIC OFFERING INVOLVING AN UNDERWRITING. If the registration of shares of Common Stock is for a registered public offering involving an underwritten offering, the Company shall so advise the Purchaser as a part of the written notice given pursuant to
         Section 3(a)(i). In such event, the right of the Purchaser to registration pursuant to this section shall be conditioned upon its participation in such underwriting and the inclusion of its Registrable Securities in the underwriting to the extent provided herein. If the Purchaser proposes to distribute its securities through such underwriting, the Purchaser shall (together with the Company and the other holders of Common Stock distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any provision of Section 3(a)(ii), if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the underwriting or may limit the number of Registrable Securities to be included in such registration. The Company shall so advise the Purchaser, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated in the following priority: (1) if the registration is a primary offering of Common Stock by the Company, then first to the Company, and second, among the Purchaser and all other holders of Common Stock that hold rights granted by the Company to cause shares of Common Stock held by them to be included in such registration or underwriting, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Purchaser and each other such holder that are requested to be included in the registration or underwriting and (2) if the registration is an offering by holders of Common Stock exercising their "demand" registration rights, then first to such holders of Common Stock exercising such demand registration rights, and second, among the Purchaser and all other holders of Common Stock that hold rights granted by the Company to cause shares of Common Stock held by them to be included in such registration or underwriting, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Purchaser and each other such holder that are requested to be included in the registration or underwriting. To facilitate the allocation of shares in accordance with the above provisions, the underwriter may round


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         the number of shares allocated to the stockholders to the nearest one hundred shares. If the Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company. In the event of any such withdrawal, the Company will include in any such registration in lieu thereof, on a pro rata basis, any additional shares of Common Stock which were requested to be included by any other piggyback right holders, which were excluded pursuant to the above-described underwriter limitation, up to the maximum set by such underwriter.

                  (b) DEMAND REGISTRATION

                  (i) NOTICE OF REGISTRATION. At any time after the date hereof, the Purchaser may demand that a registration statement be filed with the Commission within 30 days after the date on which the Company has received such request, subject to the provisions of this Section 3(b) and Section 3(e), or, unless, due to circumstances not within the Company's direct control, the audit of the Company's financial statements or of the financial statements of any entity or business acquired or to be acquired by the Company is not complete, in which case the Company shall have an additional period not to exceed 30 days. Subject to the terms and conditions set forth below in this Section 3(b), Section 3(f) and Section 5, upon the Company's receipt from the Purchaser of a written request that the Company effect a registration under the Securities Act with respect to any of its Registrable Securities, the Company will use its diligent best efforts to effect any such registration (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualifications and approvals under the laws and regulations applicable to the Company of any applicable governmental agencies and authorities, including applicable blue sky or other state securities laws) as may be so requested and as would permit or facilitate the sale and distribution of all of the Registrable Securities as are specified in such request, provided, that (a) the Purchaser may not make its request within 180 days following the effectiveness of any registered public offering of Common Stock, unless permitted by applicable securities laws; (b) before filing any such registration statement or any amendments or supplements thereto, the Company will (i) furnish to the Purchaser copies of all such documents proposed to be filed, which documents will be subject to the review of the Purchaser and its counsel, and (ii) give the Purchaser and its representatives the opportunity to conduct a reasonable investigation of the records and business of the Company and to participate in the preparation of any such registration statement or any amendments or supplements thereto; and (c) the Company shall not be obligated to take any action to effect such registration pursuant to this Section 3(b)(i) after the Company has effected two such registrations pursuant to this Section 3(b)(i); provided, that such registrations have been declared or ordered effective by the Commission and, if the method of distribution is a registered public offering involving an underwritten offering, all such shares registered thereby shall have been sold pursuant thereto. With respect to any registration requested pursuant to this Section 3(b)(i), the Company may include in such registration any other shares of Common Stock, subject to the restrictions set forth in Section 3(b)(ii), as to which it is obligated to include such shares pursuant to agreements requiring such registration.



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                  (ii) REGISTERED PUBLIC OFFERING INVOLVING AN UNDERWRITING. If
         the Purchaser intends to distribute the Registrable Securities covered by its request under Section 3(b)(i) by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to
         Section 3(b)(i). In such event, the Purchaser shall negotiate in good faith with a nationally recognized underwriter or underwriters selected by the Purchaser and reasonably satisfactory to the Company with regard to the underwriting of such requested registration. The Company shall (together with the Purchaser and all holders of Common Stock proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected pursuant to this Section 3(b)(ii). Notwithstanding any other provision of this Section 3(b), if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following priority: first, among the Purchaser's Registrable Securities; and second, among all other stockholders in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the underwriter may round the number of shares allocated to the stockholders to the nearest one hundred shares.

                  (c) LOCKUP AGREEMENT. In consideration for the Company's performance of its obligations under this Agreement, the Purchaser will, in connection with any registration of any Restricted Securities in an underwritten offering, at the request of the Company or the underwriters managing any underwritten offering of the Company's securities, agree not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Restricted Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 90 days) from the effective date of such registration as the Company and the underwriters may specify, so long as all executive officers and directors of the Company and any other stockholders similarly situated to the Purchaser are bound by a comparable obligation.

                  (d) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under subparagraphs 3(a) and 3(b) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees of the Company) shall be borne by the Company. The Purchaser shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Securities being registered and the fees and expenses of its counsel. The Purchaser and its counsel shall have a reasonable period to review the proposed Registration Statement or any amendment thereto, prior to filing with the Commission, and the Company shall provide the Purchaser with copies of any comment letters received from the Commission with respect thereto within two (2) business days of receipt thereof. The Company shall make reasonably available for inspection by Purchaser, any


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underwriter participating in any disposition pursuant to the Registration
Statement, and any attorney, accountant or other agent retained by the Purchaser or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Purchaser or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; PROVIDED, HOWEVER, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential, proprietary or containing any material non-public information shall be kept confidential by the Purchaser and any such underwriter, attorney, accountant or agent, unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Company an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality; and PROVIDED FURTHER that, if the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the Purchaser and the other parties entitled thereto by one firm of counsel designated by and on behalf of the majority in interest of Purchaser and other parties. The Company shall qualify any of the securities for sale in such states as the Purchaser reasonably designates and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process. The Company at its expense will supply the Purchaser with copies of the Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by the Purchaser.

                  (e) The Company shall not be required by this Section 3 to include the Purchaser's Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Purchaser and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Purchaser and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the Securities Act.

                  (f) The Company's obligation to file a registration statement under Section 3(a) or Section 3(b), or to cause a registration statement to become and remain effective under such sections, shall be suspended for a period not to exceed 90 days (and for periods not exceeding, in the aggregate, 120 days in any 12-month period) if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Board of Directors of the Company, should not be disclosed.

                  SECTION 4. COOPERATION WITH COMPANY. The Purchaser will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all


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information reasonably requested by the Company (which shall include all information regarding the Purchaser and proposed manner of sale of the Registrable Securities required to be disclosed in the Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing its obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering.

                  SECTION 5. REGISTRATION PROCEDURES. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible, subject to the Purchaser's assistance and cooperation as reasonably required:

                  (a) prepare and file with the Commission, a registration statement (on Form S-3 and/or S-1, or other appropriate form of registration statement) under the Securities Act (the "Registration Statement"), so as to permit a public offering and resale of the Registrable Securities under the Securities Act by Purchaser. The Company shall use its best efforts to cause the Registration Statement to become effective within ninety (90) days (or one hundred twenty (120) days in the event of a "full review" by the Commission) of the date such Registration Statement is filed or five (5) days after clearance by the Commission and will within said five (5) days request acceleration of effectiveness. The Company will notify Purchaser of the effectiveness of the Registration Statement within one business day of such event. The Company will maintain the Registration Statement or post-effective amendment filed under this
Section 5 hereof effective under the Securities Act until the earliest of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, or (ii) 180 days after the effective date of such Registration Statement.

                  (b) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Purchaser of such Registrable Securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Securities Act) and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(B) the prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the period that the registration statement is effective on the date thereof include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.



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                  (c) prior to the filing with the Commission of any
Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to the Purchaser and reflect in such documents all such comments as the Purchaser (and its counsel) reasonably may propose and (ii) furnish to the Purchaser such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the Securities Act, and such other documents, as the Purchaser may reasonably request in order to facilitate the public sale or other disposition of the securities owned by the Purchaser;

                  (d) register and qualify the Registrable Securities covered by the Registration Statement under state blue sky laws (subject to the limitations set forth in Section 3(d) above), and do any and all other acts and things which may be reasonably necessary or advisable to enable the Purchaser to consummate the public sale or other disposition in such jurisdiction of the securities owned by the Purchaser, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process or to subject itself to taxation in any such jurisdiction;

                  (e) list such Registrable Securities on the AMEX, and any other exchange on which the Common Stock of the Company is then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange;

                  (f) notify the Purchaser at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall prepare and file a curative amendment under
Section 5(b) as quickly as commercially possible;

                  (g) as promptly as practicable after becoming aware of such event, notify the Purchaser who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission or any state authority of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recission or removal of such stop order or other suspension;

                  (h) cooperate with the Purchaser to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Purchaser reasonably may request and registered in such names as the Purchaser may request; and, within three (3) business days after a Registration Statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Purchaser whose Registrable Securities


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are included in such Registration Statement) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

                  (i) take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Purchaser of its Registrable Securities in accordance with the intended methods therefor provided in the prospectus which are customary for issuers to perform under the circumstances;

                  (j) in the event of an underwritten offering, promptly include or incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the managing underwriters reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such prospectus supplement or post-effective amendment; and

                  (k) maintain a transfer agent for its Common Stock.

                  SECTION 6. INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless the Purchaser and its directors, officers, employees and agents and each person, if any, who controls the Purchaser within the meaning of the Securities Act (collectively, the "Purchaser Indemnified Parties") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which the Purchaser Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, in each case as of the respective dates thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case as of the respective dates thereof; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Purchaser Indemnified Parties specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

                  (b) The Purchaser agrees that it will indemnify and hold harmless the Company and its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of the Securities Act (collectively, the "Company Indemnified Parties"), against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and


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all reasonable attorneys' fees) to which the Company Indemnified Parties may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Purchaser specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have. Notwithstanding anything to the contrary herein, the Purchaser shall not be liable under this Section 6(b) for any amount in excess of the gross proceeds to the Purchaser as a result of the sale of Registrable Securities pursuant to the Registration Statement.

                  (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent of actual prejudice demonstrated by the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of


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attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party and be reasonably approved by the indemnifying party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

                  All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this section and all reasonable attorneys' fees and expenses) shall be paid to the indemnified party, as incurred, within ten (10) business days of written notice thereof and reasonable supporting documentation has been submitted to the indemnifying party; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder.

                  SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of
Section 6 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company Indemnified Parties and the Purchaser Indemnified Parties shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company Indemnified Parties on the one hand or the Purchaser Indemnified Parties on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company Indemnified Parties and the Purchaser Indemnified Parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  Notwithstanding any other provision of this Section 7, in no event shall the Purchaser be required to undertake liability to any person under this Section 7 for any amounts in excess of the dollar amount of the gross proceeds received by the Purchaser from the sale of the Purchaser's Registrable Securities pursuant to any Registration Statement under which such Registrable Securities are registered under the Securities Act.

                  SECTION 8. RIGHT OF FIRST REFUSAL.

                  (a) For as long as the Purchaser owns at least 2.5% of the Common Stock outstanding, in the event that the Company receives an offer to purchase (i) all or substantially all of the assets of the Company or (ii) at least 50% of the voting securities of the Company (in either case, such assets or securities shall be referred to herein as the "Subject Securities") from a third party who is not an affiliate of the Company (the "First Refusal Offeror") which the Company wishes to accept (the "First Refusal Offer"), the Company shall cause the First Refusal Offer to be reduced to writing and shall give written notice (the "Offer Notice") to the Purchaser (the date of the notice shall be referred to as the "Notice Date").

                  (b) The Offer Notice shall contain an irrevocable offer to sell (in the manner set forth below), such Subject Securities at a purchase price equal to the price contained in, and on the same terms and conditions as, the First Refusal Offer, and shall be accompanied by a true copy of the First Refusal Offer. Following receipt by Purchaser of the Offer Notice, Purchaser shall have the right and option to purchase all of the Subject Securities covered by the First Refusal Offer, at the same price and on the same terms and conditions as set forth in the First Refusal Offer, by giving written notice to the Company of its election within 15 business days after the Notice Date. If the First Refusal Offer includes any consideration other than cash, then the equivalent consideration shall be determined by Purchaser acting in good faith. If the Company disagrees with the Purchaser's determination of equivalent consideration, the Company shall notify the Purchaser in writing of any such disagreement. The Company and the Purchaser shall use their respective best efforts to resolve any such disagreement, and if no resolution is achieved within 3 business days, the Company and the Purchaser shall mutually select an independent appraiser whose determination of the equivalent consideration shall be final and binding on the Purchaser and the Company.

                  (c) In the event that the Purchaser elects to purchase such Subject Securities in accordance with the terms of the First Refusal Offer, such acceptance shall be deemed to be a legal obligation of the Purchaser and the Purchaser shall purchase such Subject Securities on such terms within 30 days of its election to exercise its option provided that such legal obligation shall be conditioned on the execution and delivery of a definitive purchase agreement by both the Company and the Purchaser for the consummation of the transaction contemplated by the First Refusal Offer during such 30-day period. Each of the Company and the Purchaser shall negotiate in good faith the terms of such definitive agreement, which shall, in addition to the sum and substance of the terms contained in the First Refusal Offer, contain customary terms for transactions of such nature, including customary representations, warranties, covenants and indemnities. In the event that the Purchaser accepts its option but does not purchase such Subject Securities within such 30-day period, then this Section 8 shall automatically and immediately terminate. If the Purchaser either declines in writing to exercise its option to purchase the Subject Securities or fails to provide the Company with written notice of its intent to exercise its option within the Offer Period, then the Company may during the succeeding 180 day period (the "Sale Period") sell not less than all of the Subject Securities covered by the First Refusal Offer to the First Refusal Offeror at a price not less than that contained in the First Refusal Offer and on other terms and conditions not materially different than those contained in the First Refusal Offer. If at the end of the Sale Period the Company has not completed the sale of the Subject Securities, all of the restrictions on the sale, transfer or assignment contained in this Section 8 shall be in effect with respect to such Subject Securities. Notwithstanding the foregoing, in the event that the terms and conditions of the transfer of such Subject Securities to the First Refusal Offeror differ materially from the First Refusal Offer, then all of the provisions of this Section 8 shall again apply to any proposed sale or transfer by the Company with respect to the Subject Securities.

                  SECTION 9. ATTENDANCE AT BOARD MEETINGS. For as long as the Purchaser owns at least 2.5% of the outstanding Common Stock of the Company, the Company shall give the Purchaser notice of each meeting of its board of directors at the same time and in the same manner as notice is given to the directors, and the Company shall permit a representative of the Purchaser to attend each such meeting as an observer. The representative of the Purchaser shall be entitled to receive all written materials and other information given to directors in connection with such meetings at the same time such materials and information are given to the directors. The representative of the Purchaser shall agree in writing to keep strictly confidential any and all confidential and proprietary information of the Company and enter into a Non-disclosure agreement with the Company with respect to any materials or other information disclosed to such representative hereunder, if so requested by the Company. If the Company proposes to take any action by written consent in lieu of a meeting of its board of directors, the Company shall give written notice thereof to the Purchaser prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. The Purchaser shall pay any and all expenses of its representative in connection with attending such board meetings.

                  SECTION 10. TERMINATION.

                  (a) Unless otherwise terminated in accordance with Section 10(b) hereof, the term of this Agreement shall be from the date hereof until the fourth anniversary of the date hereof; PROVIDED, HOWEVER, that the termination will not affect any obligations arising prior to the date of such termination.

                  (b) Either party may terminate this Agreement (i) if the other party makes a general assignment for the benefit of creditors, file a voluntary petition in bankruptcy or for reorganization or arrangement under the bankruptcy laws, if a petition in bankruptcy is filed against such party, or if a receiver or trustee is appointed for all or any part of its property or assets, or (ii) by giving written notice to the other party in the event of a breach of a material term or condition this Agreement, the License Agreement, the Warrants or the Purchase Agreement by the other party, unless such breach may be, and is, cured within thirty (30) days after the breaching party's receipt of notice of breach from the nonbreaching party.

                  (c) In the event of termination by the Company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. Nothing in this Section 10 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company and the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                  SECTION 11. NOTICES. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:         145 Hudson Street
                           New York, New York 10013
                           Attn: Chief Financial Officer
                           With a copy to:  General Counsel
                           Tel: (917) 237-0500
                           Fax: (917) 237-1544

If to Purchaser:           2601 Elliott Avenue, Suite 1000
                           Seattle, WA  98121
                           Attention:  Senior Vice President--Media Systems
                           With a copy to:  General Counsel
                           Telephone:  (206) 674-2700
                           Facsimile:  (206) 674-2695

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto in accordance herewith.

                  SECTION 12. ASSIGNMENT. Neither this Agreement nor any rights of the Purchaser or the Company hereunder may be assigned by either party to any other person without the other party's prior written consent.

                  SECTION 13. COUNTERPARTS/FACSIMILE. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when together shall constitute but one and the same instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

                  SECTION 14. REMEDIES AND SEVERABILITY. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of those that may be hereafter declared invalid, illegal, void or unenforceable.

                  SECTION 15. HEADINGS. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York City and without regard to its principles of conflicts of laws.

                  SECTION 17. WAIVERS. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  SECTION 18. ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Purchase Agreement, the Warrants and the Licensing Agreement, contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

                  IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights Agreement to be duly executed, on this ___ day of July, 2001.

                                        ON2 TECHNOLOGIES, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        REALNETWORKS, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:



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